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                                                                    EXHIBIT 10.9
                                    FORM OF
                           LOCATION RENTAL AGREEMENT

         LOCATION RENTAL AGREEMENT (this "Agreement"), dated as of ________, 1999, by and between Martha Stewart ("Stewart") and Martha Stewart Living Omnimedia, Inc. ("MSLO").

         WHEREAS, Stewart or entities controlled by Stewart own or control certain real property (together with the improvements thereon, the "Real Property") which MSLO desires to use in connection with its businesses;

         WHEREAS, Stewart and a predecessor of MSLO have previously entered into an Integrated Agreement with Respect to Employment and Property Services, License and Non-Competition Matters, dated as of February 3, 1997 (the "Predecessor Agreement") allowing MSLO use of the Real Property; and

         WHEREAS, Stewart and MSLO desire to terminate the previous agreement, and Stewart wishes to allow MSLO to use Real Property in connection with its businesses, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Term. The term of this Agreement shall commence on the date hereof and continue until the fifth anniversary of such date, unless this Agreement is terminated pursuant to Section 6 hereof.

         2. Consideration. During the term of this Agreement, in consideration for the use of the Real Property, MSLO shall pay Stewart, or any entity designated by Stewart, an annual location rental fee of $2,000,000 (the "Annual Rental Fee"). MSLO shall pay the Annual Rental Fee in advance in eleven equal monthly installments of $166,667 and one final monthly installment of $166,663. These payments shall commence on January 1, 2000. No payments shall be required with respect to MSLO's use of the Real Property during 1999.

         3. Use and Availability. During the term of this Agreement, Stewart shall provide MSLO access to the Real Property, and MSLO shall be able to use the Real Property, in each case in connection with MSLO's businesses and in a manner consistent with past practice and applicable law.

         MSLO shall provide reasonable notice of the intended dates and manner of use and the parties shall cooperate therewith. At the request of Stewart, any alterations of the Real Property by MSLO in connection with the use thereof by MSLO shall be remedied and the Real Property returned to its previous condition.


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         4. Disclaimer of Legal Right; Subordination. MSLO disclaims all right, title and interest in the Real Property, other than the right of access provided by this Agreement. MSLO acknowledges that the right of access provided for in this Agreement is subordinate in all respects to, and subject to, all other interests in the Real Property.

         5. Sale of the Real Property; Costs of Filming. Nothing in this Agreement shall be construed to obligate Stewart to bear any costs of filming or other business-related activities (other than capital improvements to the Real Property that remain on the property, the costs of which shall be borne by Stewart to the extent Stewart chooses to make such improvements) conducted on the Real Property on behalf of MSLO. At any time during the term of this Agreement, Stewart may sell any of the Real Property without the consent of MSLO. Subject to the next sentence of this Section 5, such sale shall not affect the obligations of MSLO under Section 2 of this Agreement. Notwithstanding the foregoing, in the event that Stewart sells a significant portion of the Real Property (based on MSLO's use of such property) and, due to such sale, MSLO is required to pay money for the use of additional locations owned by other parties to conduct its business, Stewart and MSLO shall, in good faith, agree to adjust the Annual Rental Fee, taking into account any increased use (compared to such use on the date hereof) by MSLO of the remaining Real Property as well as any use by MSLO of other real property that Stewart may acquire after the date hereof.

         6. Termination. The term of this Agreement shall end as though the term specified in Section 1 hereof had ended upon any termination of Stewart's employment with MSLO. If MSLO terminates Stewart's employment other than for Cause (as defined in the Employment Agreement (the "Employment Agreement"), by and between Stewart and MSLO, dated as of the date hereof), or if Stewart terminates her employment for Good Reason (as defined in the Employment Agreement), then all sums due Stewart under this Agreement during the remainder of the term specified in Section 1 shall accelerate and become immediately payable by MSLO and this Agreement shall terminate. If MSLO terminates Stewart's employment for Cause (as defined in the Employment Agreement), or Stewart terminates her employment other than for Good Reason, then this Agreement shall immediately terminate and neither MSLO nor Stewart shall any further obligations under this Agreement.

         7. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) This Agreement is assignable by MSLO to any successor of MSLO which acquires all or substantially all of the assets or businesses of MSLO or to an acquiror, whether by sale, merger, recapitalization or other business combination, of all or substantially all of the assets or businesses of MSLO without Stewart's consent, provided that any such successor or assignee shall provide Stewart with a written agreement that it shall be bound by all the terms of this Agreement. This Agreement shall be assignable by Stewart to any entity controlled by her,

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and inure to the benefit of and be binding upon the successors, heirs and assigns of Stewart. Except as specified in this Section 7(b), this Agreement is not assignable.

         (c) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to Stewart:
         Martha Stewart
         48 Turkey Hill Road South
         Westport, CT 06880

         If to MSLO:
         Martha Stewart Living Omnimedia, Inc.
         20 West 43rd Street
         New York, New York  10036
         Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section. Notices and communications shall be effective when actually received by the addressee.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (e) Stewart and MSLO acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof, including those provisions of the Predecessor Agreement relating to the subject matter hereof.

         (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          -------------------------------------
                                                    Martha Stewart


                                          MARTHA STEWART LIVING OMNIMEDIA, INC.



                                          By:
                                            -----------------------------------
                                            Name:
                                            Title:


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